UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

Commission File Number: 333-199583

THE COFFEESMITHS COLLECTIVE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	47-1405387
(State of incorporation)	(IRS Employer ID Number)

1901 North Roselle Road, Suite 800

Schaumburg, Illinois 60195

(Address of principal executive offices)

(630) 250-2709

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 26, 2019, Michael Chuter, Bharti Radix and Rupert Ellwood were appointed as members of the Board of Directors of The Coffeesmiths Collective, Inc. (the “Company”). The Company expects that Mr. Chuter and Mr. Ellwood will qualify as “independent” directors pursuant to relevant NYSE, NASDAQ or similar exchange rules. The new directors will join the current board members, Stefan Allesch-Taylor and Matthew Gill.

Michael Chuter is a Fellow of both the Institute of Chartered Accountants and the Institute of Internal Auditors, with board level experience across the public, private and third sectors. In 2003, Mr. Chuter took his retail and commercial acumen into the not-for-profit sector; first as Head of Finance and Enterprise at the Foyer Federation, then as Director of Finance and Resources at the National Children’s Bureau and then to Pump Aid, where he is presently Chief Executive. He joined Pump Aid in 2014 at a point of significant challenge and, under his leadership, the charity has doubled its annual income, moved from deficit into surplus, raised more than £500K from funders entirely new to the organization and developed a forward strategy that will secure its future for many years ahead. Previously, Mr. Chuter worked with Chantry Vellacott, Midland Bank, BAT, Wiggins Teape, Gillette, Spillers, Hertz, ARCADIA, Evans and others, serving in various positions, including various management level financial positions.

Bharti Radix was the Finance Director of The Draft House in London from 2015 through 2018, until it was sold to a third party. Previously, Ms. Radix worked in various management level financial positions with Berry Bros & Rudd and Better Food Foundation (previously Jamie Oliver Foundation). Ms. Radix has an ACCA, BPP Education Ltd. Ms. Radix has an honours degree in Business Studies from DeMontfort University.

Rupert Ellwood is currently Head of Marketing Communications at Waitrose, the UK’s premium food retailer with annual sales in excess of £6 billion, with staff of 91,000 in 350 locations. Mr. Ellwood is a recognized expert in marketing through his work and development of the Waitrose brand, operating across all channels, including core supermarkets, convenience, e-commerce and international. Waitrose has consistently outperformed the market since 2008 and has a market share of 5.2%. Mr. Ellwood was educated at Oxford Brookes University and Cranfield School of Management.

Committees

The Company has formed an Audit Committee with Michael Chuter serving as Chairman, along with Rupert Ellwood and Stefan Allesch-Taylor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Coffeesmiths Collective, Inc.

Date: April 29, 2019	By:	/s/ Ashley Lopez
Ashley Lopez, CEO